Exhibit 99.1

Black Diamond Reports Record Second Quarter 2015 Results

- Q2 Sales of $35.1 Million with Gross Margin up 80 Basis Points to 36.7% -

SALT LAKE CITY, Utah – August 10, 2015 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leader of innovative active outdoor performance equipment and apparel, reported financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights vs. Same Year-Ago Quarter

•	Record sales of $35.1 million (up 7% in constant currency)

•	Gross margin increased 80 basis points to 36.7% (up 360 basis points constant currency)

•	Adjusted net income before non-cash items increased to $0.2 million or $0.01 per diluted share, compared to a loss of $3.7 million or $(0.11) per diluted share

Second Quarter 2015 Financial Results

Sales in the second quarter of 2015 increased 2% to $35.1 million compared to $34.4 million in the same year-ago quarter. The increase was driven by growth in Black Diamond apparel and the continued rollout of POC’s cycling products, including its new spring 2015 “Race Day” line and expanded assortment of eyewear. Excluding the impact of foreign exchange, sales grew 7%.

Gross margin in the second quarter of 2015 increased 80 basis points to 36.7% compared to 35.9% in the year-ago quarter, in spite of a 280 basis point headwind from foreign currency. Excluding the impact of foreign exchange, gross margin increased 360 basis points. The increase was due to a favorable mix of higher margin products and higher margin channel mix, reflecting the margin-enhancing activities contained in the Company’s strategic pivot following the sale of Gregory Mountain Products.

Selling, general and administrative expenses in the second quarter of 2015 was essentially unchanged at $18.1 million compared to $18.0 million in the year-ago quarter. These expenses include termination benefits provided to the Company’s former president, Ms. Zeena Freeman, offset by the realization of savings from the restructuring plan implemented during 2014 to realign resources within the organization. The Company anticipates completing the plan during 2015.

Adjusted EBITDA in the second quarter of 2015 was a loss of $3.1 million compared to a loss of $3.5 million in the year-ago quarter.

Net loss from continuing operations in the second quarter of 2015 was $5.4 million or $(0.17) per diluted share, compared to a loss of $4.4 million or $(0.14) per diluted share in the year-ago quarter. Net loss from continuing operations in the second quarter of 2015 included $3.6 million of non-cash items, $1.4 million in restructuring costs and $0.7 million in transaction costs, compared to $0.4 million of non-cash items and $0.4 million in restructuring costs in the year-ago quarter.

Adjusted net income from continuing operations, which excludes these non-cash items, increased significantly to $0.2 million or $0.01 per diluted share in the second quarter of 2015, compared to an adjusted net loss from continuing operations of $3.7 million or $(0.11) per diluted share in the second quarter of 2014.

At June 30, 2015, cash and available-for-sale marketable securities totaled $44.3 million compared to $40.9 million at December 31, 2014. Total debt was $22.0 million at June 30, 2015, which includes $19.2 million of 5% subordinated notes due in 2017 and $2.6 million in a foreign seasonal working capital credit facility for POC, compared to $22.4 million at December 31, 2014.

Management Commentary

“The second quarter reflects the Company’s initiatives to grow sales and gross margin while controlling expenses and improving cash flow,” said Peter Metcalf, CEO of Black Diamond. “Our 7% currency-neutral sales growth, despite continued headwinds in parts of Europe and Asia, and 360 basis point currency-neutral gross margin expansion demonstrates that our initiatives remain on track. In addition, we exited the quarter with $44.3 million in cash and marketable securities, generating $4.2 million in free cash flow in the first half of 2015.

“Today’s results are being driven by POC’s successful road bike product line and the addition of women’s sportswear for spring ’15, making for a more complete seasonal collection of Black Diamond apparel. Our Black Diamond equipment business also continues to gain market share, driven by double-digit sales growth both in the quarter and year-to-date in North America—our largest market. We expect momentum in this market along with our fast-growing POC brand and solid double-digit gains in both POC and Black Diamond’s direct-to-consumer channels to drive record results in 2015.”

Exploration of Strategic Alternatives

As previously announced on March 16, 2015, Black Diamond has engaged the financial advisory firms Rothschild Inc. and Robert W. Baird & Co. to lead the exploration of a full range of strategic alternatives, including a sale of the entire Company and the potential sales of the Company’s Black Diamond Equipment (including PIEPS) and POC brands in two separate transactions.

The Company anticipates that the results of the strategic review process will be known during the third quarter of 2015. Black Diamond does not intend to comment further regarding the strategic review process unless or until a specific transaction is approved by its board of directors or shareholders, the strategic review process is concluded, or it is otherwise determined that further disclosure is appropriate or required by law. The Company provides no assurance that the strategic review process will result in any completed transaction.

2015 Outlook

Black Diamond’s guidance for fiscal 2015 remains on track with sales expected to increase 11% on a constant currency basis. Also on a constant currency basis, the Company expects gross margin in fiscal year 2015 to be approximately 40%.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $167 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Code. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2015 results.

Date: Monday, August 10, 2015

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-801-6507

International dial-in number: 1-913-312-9330

Conference ID: 6968627

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=115669 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 24, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 6968627

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing, cycling and a wide range of other year-round outdoor recreation activities. The Company's principal brands, Black Diamond®, POC™ and PIEPS™, are iconic in the active outdoor, ski and cycling industries and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. Black Diamond's products are sold in approximately 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy, including its ability to organically grow each of its historical product lines, its new apparel line and its recently acquired businesses; the results of the Company’s review of strategic alternatives; the Company's ability to successfully integrate and grow acquisitions; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

President and CEO

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash	$34,409	$31,034
Marketable securities	9,925	9,902
Accounts receivable, less allowance for doubtful
accounts of $713 and $724, respectively	25,154	38,734
Inventories	62,230	64,481
Prepaid and other current assets	7,704	6,111
Income tax receivable	1,883	5,333
Deferred income taxes	2,832	2,965
Total current assets	144,137	158,560

Property and equipment, net	13,558	13,760
Other intangible assets, net	22,520	24,912
Indefinite lived intangible assets	34,528	35,600
Goodwill	40,885	41,983
Deferred income taxes	39,246	37,877
Other long-term assets	2,492	2,821
Total assets	$297,366	$315,513

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$21,426	$28,639
Deferred income taxes	130	26
Current portion of long-term debt	2,649	3,875
Total current liabilities	24,205	32,540

Long-term debt	19,339	18,562
Deferred income taxes	3,822	5,076
Other long-term liabilities	2,257	2,142
Total liabilities	49,623	58,320

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,859 and 32,801 issued and 32,763 and 32,704 outstanding	3	3
Additional paid in capital	484,115	482,985
Accumulated deficit	(230,319)	(223,197)
Treasury stock, at cost	(186)	(186)
Accumulated other comprehensive loss	(5,870)	(2,412)
Total stockholders' equity	247,743	257,193
Total liabilities and stockholders' equity	$297,366	$315,513

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2015	June 30, 2014

Sales
Domestic sales	$18,211	$14,430
International sales	16,868	19,992
Total sales	35,079	34,422

Cost of goods sold	22,220	22,078
Gross profit	12,859	12,344

Operating expenses
Selling, general and administrative	18,129	17,984
Restructuring charge	1,408	410
Transaction costs	689	-

Total operating expenses	20,226	18,394

Operating loss	(7,367)	(6,050)

Other (expense) income
Interest expense, net	(695)	(623)
Other, net	92	319

Total other expense, net	(603)	(304)

Loss before income tax	(7,970)	(6,354)
Income tax benefit	(2,523)	(1,911)
Loss from continuing operations	(5,447)	(4,443)

Discontinued operations, net of tax	-	(540)

Net loss	$(5,447)	$(4,983)

Loss from continuing operations per share:
Basic	$(0.17)	$(0.14)
Diluted	(0.17)	(0.14)

Net loss per share:
Basic	$(0.17)	$(0.15)
Diluted	(0.17)	(0.15)

Weighted average shares outstanding:
Basic	32,723	32,515
Diluted	32,723	32,515

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2015	June 30, 2014

Sales
Domestic sales	$39,090	$31,559
International sales	46,252	47,295
Total sales	85,342	78,854

Cost of goods sold	53,487	49,868
Gross profit	31,855	28,986

Operating expenses
Selling, general and administrative	37,286	38,797
Restructuring charge	1,876	410
Transaction costs	988	-

Total operating expenses	40,150	39,207

Operating loss	(8,295)	(10,221)

Other (expense) income
Interest expense, net	(1,397)	(1,249)
Other, net	(159)	192

Total other expense, net	(1,556)	(1,057)

Loss before income tax	(9,851)	(11,278)
Income tax benefit	(2,729)	(3,433)
Loss from continuing operations	(7,122)	(7,845)

Discontinued operations, net of tax	-	1,535

Net loss	$(7,122)	$(6,310)

Loss from continuing operations per share:
Basic	$(0.22)	$(0.24)
Diluted	(0.22)	(0.24)

Net loss per share:
Basic	$(0.22)	$(0.19)
Diluted	(0.22)	(0.19)

Weighted average shares outstanding:
Basic	32,714	32,495
Diluted	32,714	32,495

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS, ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	June 30, 2015	Share	June 30, 2014	Share

Net loss from continuing operations	$(5,447)	$(0.17)	$(4,443)	$(0.14)

Amortization of intangibles	646	0.02	765	0.02
Depreciation	963	0.03	1,042	0.03
Accretion of note discount	378	0.01	328	0.01
Stock-based compensation	575	0.02	306	0.01
Income tax benefit	(2,523)	(0.08)	(1,911)	(0.06)
Cash received (paid) for income taxes	3,608	0.11	(146)	(0.00)

Net loss from continuing operations before non-cash items	$(1,800)	$(0.06)	$(4,059)	$(0.12)

Restructuring charge	1,408	0.04	410	0.01
Transaction costs	689	0.02	-	-
State cash taxes on adjustments	(73)	(0.00)	(12)	(0.00)
AMT cash taxes on adjustments	(40)	(0.00)	(8)	(0.00)

Adjusted net income (loss) from continuing operations before non-cash items	$184	$0.01	$(3,669)	$(0.11)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS, ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Six Months Ended
		Per Diluted		Per Diluted
	June 30, 2015	Share	June 30, 2014	Share

Net loss from continuing operations	$(7,122)	$(0.22)	$(7,845)	$(0.24)

Amortization of intangibles	1,301	0.04	1,538	0.05
Depreciation	1,884	0.06	2,067	0.06
Accretion of note discount	742	0.02	645	0.02
Stock-based compensation	1,038	0.03	513	0.02
Income tax benefit	(2,729)	(0.08)	(3,433)	(0.11)
Cash received (paid) for income taxes	3,356	0.10	(142)	(0.00)

Net loss from continuing operations before non-cash items	$(1,530)	$(0.05)	$(6,657)	$(0.20)

Restructuring charge	1,876	0.06	410	0.01
Transaction costs	988	0.03	-	-
State cash taxes on adjustments	(100)	(0.00)	(12)	(0.00)
AMT cash taxes on adjustments	(55)	(0.00)	(8)	(0.00)

Adjusted net income (loss) from continuing operations before non-cash items	$1,179	$0.04	$(6,267)	$(0.19)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	June 30, 2015	June 30, 2014

Net loss from continuing operations	$(5,447)	$(4,443)

Income tax benefit	(2,523)	(1,911)
Other, net	(92)	(319)
Interest expense, net	695	623

Operating loss	(7,367)	(6,050)

Depreciation	963	1,042
Amortization of intangibles	646	765

EBITDA	$(5,758)	$(4,243)

Restructuring charge	1,408	410
Transaction costs	689	-
Stock-based compensation	575	306

Adjusted EBITDA	$(3,086)	$(3,527)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Six Months Ended
	June 30, 2015	June 30, 2014

Net loss from continuing operations	$(7,122)	$(7,845)

Income tax benefit	(2,729)	(3,433)
Other, net	159	(192)
Interest expense, net	1,397	1,249

Operating loss	(8,295)	(10,221)

Depreciation	1,884	2,067
Amortization of intangibles	1,301	1,538

EBITDA	$(5,110)	$(6,616)

Restructuring charge	1,876	410
Transaction costs	988	-
Stock-based compensation	1,038	513

Adjusted EBITDA	$(1,208)	$(5,693)

Page 12 of 12